UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

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Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, Robert M. Lynch notified Lumber Liquidators Holdings, Inc. (the “Company”) of his resignation as the Company’s President and Chief Executive Officer pursuant to the Executive Employment Agreement, dated December 17, 2010, between the Company and Mr. Lynch, as amended December 21, 2011. The Company intends to commence a national search for Mr. Lynch’s replacement. In the interim, Thomas D. Sullivan, the Company’s Founder, will serve as the acting chief executive officer of the Company. John M. Presley, the Company’s lead independent director, has been appointed as non-executive chairman of the board of directors. Both appointments are effective immediately. The board of directors also accepted Mr. Lynch’s resignation as a director of the Company.

The Company issued a press release on May 21, 2015 announcing the resignation of Mr. Lynch’s employment, a copy of which is being furnished as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: May 21, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 21, 2015.